EXHIBIT 99.1

                                                   FREMONT GENERAL

NEWS RELEASE
--------------------------------------------------------------------------------
                                                   2425 OLYMPIC BLVD., 3RD FLOOR
                                                   SANTA MONICA, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599




FREMONT GENERAL REPORTS DILUTED NET INCOME PER SHARE OF $4.37 FOR FULL-YEAR 2005
                    AND $0.72 FOR THE FOURTH QUARTER OF 2005



     (SANTA MONICA, CALIFORNIA) - March 9, 2006 - Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, reported today its results for the fourth quarter of 2005 and the full-year 2005. Net income for the fourth quarter of 2005 was $54,511,000, which represents a decrease of 39.8%, as compared to net income of $90,595,000 for the fourth quarter of 2004. Diluted net income per share was $0.72 for the fourth quarter of 2005, down 41.0% as compared to $1.22 per share for the fourth quarter of 2004.

     Net income for all of 2005 was $327,948,000, a decrease of 7.3% as compared to $353,756,000 for all of 2004. Diluted net income per share was $4.37 for all of 2005, as compared to $4.80 per share for all of 2004.

     The Company's Board of Directors declared a quarterly cash dividend of $0.11 per share on its common stock, payable April 28, 2006 to stockholders of record on March 31, 2006. This declaration represents a 10% increase over the previous quarter's dividend and is the 117th consecutive quarterly cash dividend to be paid by the Company.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $9.63 billion during the fourth quarter of 2005, up from $7.04 billion during the fourth quarter of 2004. The following tables highlight the Company's residential real estate loan originations by period indicated:


                                                             4TH QUARTER                       YEAR ENDED
                                                    ----------------------------      ------------------------------
                                                        2005            2004              2005             2004
                                                    -----------      -----------      ------------      ------------

LOAN ORIGINATION VOLUME (IN $000s):

  First Mortgages ...............................   $ 8,781,436      $ 6,556,162      $ 33,084,952      $ 22,507,624
  Second Mortgages ..............................       844,142          485,636         3,156,760         1,403,747
                                                    -----------      -----------      ------------      ------------
                                                    $ 9,625,578      $ 7,041,798      $ 36,241,712      $ 23,911,371
                                                    ===========      ===========      ============      ============

                                           4TH QUARTER                  YEAR ENDED
                                   -------------------------    --------------------------
                                       2005           2004        2005              2004
                                   ----------      ---------    -----------       ---------

                                                FIRST MORTGAGES - ORIGINATION

TYPE OF PRODUCT:
  ARMs:
   30 YEAR:
      (2/28) ...................         66.9%          84.9%          81.9%          80.1%
      (3/27) ...................          1.6%           3.6%           2.4%           3.9%
      (5/25) ...................          0.5%           1.3%           0.7%           0.7%
                                   ----------      ---------      ---------      ---------
                                         69.0%          89.8%          85.0%          84.7%
   40/30:
      (2/28) ...................         24.5%           0.0%           6.7%           0.0%
      (3/27) ...................          0.5%           0.0%           0.1%           0.0%
      (5/25) ...................          0.2%           0.0%           0.1%           0.0%
                                    ---------      ---------      ---------      ----------
                                         25.2%           0.0%           6.9%           0.0%
                                    ---------      ---------      ----------     ---------
    TOTAL ARMs .................         94.2%          89.8%          91.9%          84.7%


  FIXED RATE:
      30 Year ..................          5.0%          10.2%           7.9%           15.3%
      40/30 ....................          0.8%           0.0%           0.2%            0.0%
                                    ---------      ---------      ----------      ---------
    TOTAL FIXED RATE ...........          5.8%          10.2%           8.1%           15.3%
                                    ---------      ---------      ---------      ---------
                                        100.0%         100.0%         100.0%         100.0%
                                    =========      =========      =========      =========

PURPOSE:
  Refinance ....................         52.9%          55.2%          51.6%          57.0%
  Purchase .....................         47.1%          44.8%          48.4%          43.0%
                                    ---------      ---------      ---------      ---------
                                        100.0%         100.0%         100.0%         100.0%
                                    =========      =========      =========      =========


Average Loan Size ..............    $ 257,633      $ 223,806      $ 246,349      $ 213,746
Average FICO Score .............          621            619            622            619
Average LTV ....................         80.1%          81.0%          80.6%          81.0%
Weighted Average Coupon ........         7.84%          7.00%          7.36%          6.99%



                                            FIRST & SECOND MORTGAGES - ORIGINATION

GEOGRAPHIC DISTRIBUTION:
  California                             26.5%          32.1%         27.7%           34.5%
  New York                               12.0%          11.3%         11.3%           11.3%
  Florida                                11.1%           8.2%         10.8%            7.8%
  New Jersey                              7.1%           7.0%          6.9%            6.3%
  Maryland                                8.1%           4.7%          6.4%            4.3%
  All other states                       35.2%          36.7%         36.9%           35.8%
                                    ---------      ---------      --------       ----------
                                        100.0%         100.0%        100.0%          100.0%
                                    =========      =========      ========       =========

     The net gain on the sale of residential real estate loans during the fourth quarter of 2005 totaled $29.2 million (or 0.29%) on whole loan sales and securitizations of $9.89 billion, as compared to a gain of $98.7 million (or 1.68%) on whole loan sales and securitizations of $5.90 billion during the fourth quarter of 2004. The gross premiums realized on whole loan sales and securitizations during the fourth quarter of 2005 (1.23% before derivative gains) were lower than in the fourth quarter of 2004 (3.06% before derivative gains) primarily as a result of rapidly increasing interest rates, combined with softer secondary market conditions.

     The Company securitized more of its loans during the fourth quarter of 2005 as management viewed the secondary market execution for whole loan sales to significantly understate the long-term value of the underlying loans. The Company increased its securitization volume during the fourth quarter of 2005 to $3.23 billion from $1.03 billion in the third quarter of 2005 and as compared to $790.2 million in the fourth quarter of 2004. As a result of the increase in securitization volume during the fourth quarter of 2005, the Company's balance of residual interests increased to $170.7 million at December 31, 2005. The residual interest balance was subsequently reduced during January of 2006 as the Company executed a net interest margin ("NIM") transaction of approximately $89 million.

     During the past several quarters, the Company continued to increase its weighted-average-coupon ("WAC") on its loan originations. For the third quarter of 2005, the WAC on first mortgages was 7.32%, during the fourth quarter of 2005, the WAC had increased to 7.84% and during the first two months of 2006, the WAC on first mortgages further increased to approximately 8.35%. As a result of these rate increases and improved secondary market conditions, the Company has observed an increase in whole loan sale prices. The Company has entered into approximately $2 billion in forward sale commitments for the second quarter of 2006 with execution levels resulting in gross premiums in excess of 2%. The Company, however, expects that the gross premium realized on its whole loan sales and securitizations for the first quarter of 2006 will be lower than what was realized during the fourth quarter of 2005.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled a record level of $4.75 billion at December 31, 2005, as compared to $3.48 billion at December 31, 2004. New loan commitments entered into increased to a record level of $2.13 billion during the fourth quarter of 2005, up from $1.56 billion during the third quarter of 2005 and $713.3 million in the fourth quarter of 2004. The fourth quarter increase in loan commitments has resulted in an increase in the Company's loans outstanding. The following table highlights the commercial real estate loans outstanding as of the dates indicated:



                                                                                DECEMBER 31,     DECEMBER 31,
(IN $000s)                                                                        2005             2004
                                                                                -----------      -----------

COMMERCIAL REAL ESTATE ("CRE") LOAN TYPES:
  Construction ..............................................................   $ 2,448,428      $ 1,020,370
  Bridge ....................................................................     1,887,073        1,512,532
  Permanent .................................................................       389,681          805,760
  Single Tenant Credit ......................................................        77,113          177,193
                                                                                -----------      -----------
                                                                                $ 4,802,295      $ 3,515,855
  Net deferred origination fees and costs ...................................       (50,984)         (35,767)
                                                                                -----------      -----------
TOTAL CRE LOANS - NET .......................................................   $ 4,751,311      $ 3,480,088
                                                                                ===========      ===========

GEOGRAPHIC DISTRIBUTION:
  California ................................................................          25.5%            36.6%
  New York ..................................................................          14.7%            13.1%
  Florida ...................................................................          11.5%            10.7%
  Arizona ...................................................................           6.7%             3.0%
  Virginia ..................................................................           6.6%             2.2%
  Hawaii ....................................................................           4.4%             2.7%
  Illinois ..................................................................           4.3%             7.0%
  All other states ..........................................................          26.3%            24.7%
                                                                                -----------      -----------
                                                                                      100.0%           100.0%
                                                                                ===========      ===========

Non-accrual loans ...........................................................   $    29,290      $    82,289
REO .........................................................................        30,198           21,344
                                                                                -----------      -----------
Non-accrual loans and REO ...................................................   $    59,488      $   103,633
                                                                                ===========      ===========

Non-accrual loans to total CRE loans - net ..................................          0.62%            2.36%


     Loan quality for the commercial real estate loan portfolio continued to be strong during the fourth quarter of 2005. Non-accrual commercial real estate loans and REO totaled $59.5 million (comprised of 5 loans and 7 REO properties) at December 31, 2005, down from $103.6 million (comprised of 13 loans and 8 REO properties) as of December 31, 2004. The annualized net charge-off ratio for all of 2005 was a favorable 0.27%, down from 0.59% for all of 2004.


OTHER HIGHLIGHTS

o Net interest income increased to $133.4 million for the fourth quarter of 2005, as compared to $116.3 million for the fourth quarter of 2004. Net interest income increased as a result of increased average interest-earning assets.

o The Company's provision for loan losses was a $3.3 million expense in the fourth quarter of 2005 as compared to a $13.1 million credit to income for the fourth quarter of 2004. As of December 31, 2005, the allowance for loan losses totaled $156.8 million, or 3.29% of the total commercial real estate loans held for investment.

o Fremont Investment & Loan, as of December 31, 2005, had $11.3 billion in assets, $8.6 billion in FDIC-insured deposits and $1.6 billion in stockholder's equity, with a total Risk-Based Capital ratio of 15.5%.

o The residential real estate loan servicing platform was servicing approximately $22.3 billion in loans outstanding as of December 31, 2005, up 49% from $15.0 billion at December 31, 2004. These amounts are comprised of the Company's securitized loans, loans sold with servicing retained, loans held for sale and interim servicing for loans sold to third parties.

o Fremont Investment & Loan was assigned residential sub-prime loan servicer ratings during the fourth quarter of 2005 by Standard & Poors Rating Services (Average - Positive Outlook) and Moody's Investors Service (SQ3+). The ratings, according to the rating agencies, were based on the Company's highly experienced management team, above average collection abilities and above average foreclosure and REO timeline management.

o The Company's stockholders' equity totaled $1.36 billion, or $17.51 per share, at December 31, 2005, up 34% from $1.01 billion, or $13.12 per share, at December 31, 2004.


     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan is a commercial and non-prime residential real estate lender operating nationwide through its 14 regional offices (nine commercial and five residential). As of December 31, 2005, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 31 states. During the fourth quarter of 2005, Fremont Investment & Loan originated residential real estate loans in 46 states. Loans originated by the Company are done primarily on a first mortgage basis.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate and competitive environments, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, (x) the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.


________________________________________________________________________________


o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on March 9, 2006.
o The call will be webcast live on the Internet at www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q4 2005 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through March 9, 2007.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 5069922. The telephone replay will be archived through April 7, 2006 at 706/645-9291 - use confirmation code 5069922.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)




                                                                         THREE MONTHS ENDED              YEAR ENDED
CONSOLIDATED STATEMENTS OF INCOME:                                          DECEMBER 31,                DECEMBER 31,
                                                                        2005           2004          2005          2004
                                                                     ----------      --------      ---------     ---------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential ..................................................    $ 133,241      $ 96,879      $ 485,022     $ 366,195
    Commercial ...................................................       94,416        69,177        318,507       290,973
    Other ........................................................          (91)          111           (249)          496
                                                                      ---------      --------      ---------     ---------
                                                                        227,566       166,167        803,280       657,664
  Interest income - other ........................................       12,704         4,517         37,878        13,660
                                                                      ---------      --------      ---------     ---------
                                                                        240,270       170,684        841,158       671,324
INTEREST EXPENSE:
  Deposits .......................................................       80,690        43,390        262,611       151,485
  FHLB advances and warehouse lines of credit ....................       20,159         4,756         53,774        26,042
  Senior Notes ...................................................        3,631         3,683         14,582        15,347
  Junior Subordinated Debentures .................................        2,319         2,319          9,278         9,278
  Other ..........................................................           78           249            458           413
                                                                      ---------      --------      ---------     ---------
                                                                        106,877        54,397        340,703       202,565
                                                                      ---------      --------      ---------     ---------
Net interest income ..............................................      133,393       116,287        500,455       468,759
Provision for loan losses ........................................        3,277       (13,078)        (3,974)       (6,842)
                                                                      ---------      --------      ---------     ---------
Net interest income after provision for loan losses ..............      130,116       129,365        504,429       475,601

NON-INTEREST INCOME:
  Net gain on whole loan sales and securitizations
    of residential real estate loans .............................       29,162        98,739        345,530       437,351
  Net loss on extinguishment of debt .............................          (55)          (52)           (55)         (105)
  Loan servicing income ..........................................       19,839        10,586         69,680        36,467
  Mortgage servicing rights amortization and impairment
    provision ....................................................       (3,000)       (3,234)       (19,299)      (12,244)
  Other ..........................................................        3,452         5,642         16,231        21,761
                                                                      ---------      --------      ---------     ---------
                                                                         49,398       111,681        412,087       483,230
NON-INTEREST EXPENSE:
  Compensation and related .......................................       58,176        58,441        234,961       244,621
  Occupancy ......................................................        7,508         5,805         28,797        17,287
  Other ..........................................................       22,133        24,770        103,815        95,253
                                                                       --------      --------      ---------     ---------
                                                                         87,817        89,016        367,573       357,161
                                                                       --------      --------      ---------     ---------
Income before income taxes .......................................       91,697       152,030        548,943       601,670
Income tax expense ...............................................       37,186        61,435        220,995       247,914
                                                                       --------      --------      ---------     ---------
Net income .......................................................     $ 54,511      $ 90,595      $ 327,948     $ 353,756
                                                                       ========      ========      =========     =========


EARNINGS PER SHARE:
  Basic ..........................................................    $    0.75      $   1.27      $    4.51        $ 4.98
  Diluted ........................................................         0.72          1.22           4.37          4.80

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ..........................................................       73,108        71,429         72,660        71,050
  Diluted ........................................................       75,681        74,242         75,063        73,652

CASH DIVIDENDS DECLARED PER COMMON SHARE .........................    $    0.10      $   0.07      $    0.33        $ 0.24
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END .....................                                 $   17.51       $ 13.12

SHARES OUTSTANDING AT PERIOD-END (IN THOUSANDS) ..................                                    77,497        77,241


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)



CONSOLIDATED BALANCE SHEETS:                                                    DECEMBER 31,       DECEMBER 31,
                                                                                    2005               2004
                                                                                ------------       ------------

ASSETS
Cash and cash equivalents ..................................................    $    768,643       $    904,975
Investment securities classified as available for sale at fair value .......          17,527              1,236
Federal Home Loan Bank stock at cost .......................................         136,018             77,127
Loans held for sale - net ..................................................       5,423,109          5,454,692
Loans held for investment - net ............................................       4,603,063          3,313,089
Mortgage servicing rights - net ............................................          46,022             18,002
Residual interests in securitized loans at fair value ......................         170,723             15,774
Accrued interest receivable ................................................          42,123             34,121
Foreclosed real estate owned ...............................................          33,872             23,922
Premises and equipment - net ...............................................          65,203             54,347
Deferred income taxes ......................................................          83,235            155,529
Other assets ...............................................................          94,575             53,182
                                                                                ------------       ------------
     TOTAL ASSETS ..........................................................    $ 11,484,113       $ 10,105,996
                                                                                ============       ============

LIABILITIES
Deposits:
  Savings accounts .........................................................    $  1,103,993       $  1,283,223
  Money market deposit accounts ............................................         446,274            508,227
  Certificates of deposit ..................................................       7,051,726          5,755,530
                                                                                ------------       ------------
                                                                                   8,601,993          7,546,980

Warehouse lines of credit ..................................................               -                  -
Federal Home Loan Bank advances ............................................         949,000            900,000
Senior Notes due 2009 ......................................................         175,305            180,133
Liquid Yield Option Notes due 2013 .........................................               -                611
Junior Subordinated Debentures .............................................         103,093            103,093
Other liabilities ..........................................................         297,916            361,531
                                                                                ------------       ------------
     TOTAL LIABILITIES .....................................................      10,127,307          9,092,348

STOCKHOLDERS' EQUITY
Common stock ...............................................................          77,497             77,241
Additional paid-in capital .................................................         341,800            330,328
Retained earnings ..........................................................         966,112            663,580
Deferred compensation ......................................................         (43,357)           (58,916)
Accumulated other comprehensive income .....................................          14,754              1,415
                                                                                ------------       ------------
     TOTAL STOCKHOLDERS' EQUITY ............................................       1,356,806          1,013,648
                                                                                ------------       ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................    $ 11,484,113       $ 10,105,996
                                                                                ============       ============


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)

                                                                    DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                                       2005              2005             2004
                                                                    -----------      ------------      -----------

Loans held for investment:
  Commercial real estate .......................................    $ 4,751,311      $  4,112,854      $ 3,480,088
  Other ........................................................          8,589             6,242            4,526
                                                                    -----------      ------------      -----------
                                                                      4,759,900         4,119,096        3,484,614
Allowance for loan losses ......................................       (156,837)         (158,713)        (171,525)
                                                                    -----------      ------------      -----------
Loans held for investment - net ................................    $ 4,603,063      $  3,960,383      $ 3,313,089
                                                                    ===========      ============      ===========

Allowance for loans losses as a percentage of loans
 receivable held for investment ................................           3.29%             3.85%            4.92%
Total non-accrual loans as a percentage of total
 loans held for investment .....................................           0.62%             0.53%            2.36%

Non-accrual commercial real estate loans held for investment ...    $    29,290      $     21,926      $    82,289
Accruing commercial real estate loans past due 90 days or more .    $         -      $          -      $         -
Restructured commercial real estate loans on accrual status ....    $    12,309      $     12,350      $     9,302

Foreclosed real estate owned (REO):
  Commercial real estate .......................................    $    30,198      $     24,712      $    21,344
  Residential real estate ......................................          3,674             3,224            2,578
                                                                    -----------      ------------      -----------
                                                                    $    33,872      $     27,936      $    23,922
                                                                    ============     ============      ===========

Residential real estate loans held for sale:
  1st trust deeds ..............................................    $ 4,792,976      $  5,119,708      $ 5,036,724
  2nd trust deeds ..............................................        611,104           617,822          383,039
                                                                    -----------      ------------      -----------
                                                                      5,404,080         5,737,530        5,419,763
Basis adjustment for fair value hedge accounting ...............              -                 -           (1,327)
Net deferred direct loan origination costs .....................         51,782            65,298           74,514
                                                                    -----------      ------------      -----------
                                                                      5,455,862         5,802,828        5,492,950
Less: Valuation reserve ........................................        (32,753)          (35,348)         (38,258)
                                                                    -----------      ------------      -----------
  Loans held for sale - net ....................................    $ 5,423,109      $  5,767,480      $ 5,454,692
                                                                    ===========      ============      ===========


Non-accrual residential real estate loans held for sale ........    $    16,736      $     15,081      $    11,874

                                                                    4TH QUARTER      3RD QUARTER       4TH QUARTER
                                                                        2005             2005               2004
                                                                    -----------      ------------      -----------

Total net charge-offs (recoveries) of loans held
 for investment:
  Commercial real estate .......................................    $     5,165      $     (2,823)     $     3,878
  Residential real estate ......................................              -                (5)            (217)
  Other ........................................................            (12)                -            1,358
                                                                    -----------      ------------      -----------
                                                                    $     5,153      $     (2,828)     $     5,019
                                                                    ===========      ============      ===========

Net charge-offs (recoveries) to average commercial
 real estate loans .............................................           0.46 %           (0.28)%           0.41%


o Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred direct loan origination fees and costs.
o    Net charge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Net deferred direct loan origination costs include loan origination costs directly associated with the origination of the loans (such as internal sales and external broker compensation), net of origination points and fees received, which are then deferred and recognized in income when the loans are sold.
o Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.

FREMONT GENERAL CORPORATION
(UNAUDITED) (THOUSANDS OF DOLLARS)

                                                                          THREE MONTHS ENDED                  YEAR ENDED
                                                                             DECEMBER 31,                    DECEMBER 31,
                                                                        2005             2004            2005            2004
                                                                    ------------     -----------     ------------     -----------

Fremont General Credit Corporation (only):
Average net interest-earning assets (NEA) .......................   $ 12,035,387     $ 9,535,465     $ 11,185,223     $ 9,483,105

  Interest income ...............................................   $    239,273     $   170,092     $    837,930     $   669,739
  Interest expense ..............................................       (101,114)        (48,748)        (318,016)       (179,334)
                                                                    ------------     -----------     ------------     -----------
  Net interest income ...........................................   $    138,159     $   121,344     $    519,914     $   490,405
                                                                    ============     ===========     ============     ===========
As a percentage of NEA:
  Interest income ...............................................           7.89 %          7.10 %           7.49 %          7.06 %
  Interest expense ..............................................          (3.33)%         (2.03)%          (2.84)%         (1.89)%
                                                                    ------------     -----------     ------------     -----------
  Net interest income ...........................................           4.56 %          5.07 %           4.65 %          5.17 %
                                                                    ============     ===========     ============     ===========

o The above net interest income information excludes holding company (i.e., Fremont General) assets and net interest income and expense.


Whole loan sales of residential real estate loans ...............   $  6,659,421     $ 5,112,670     $ 29,521,283     $ 19,538,713
Securitizations of residential real estate loans ................      3,231,299         790,192        6,455,590        2,968,764
                                                                    ------------     -----------     ------------     ------------
                                                                    $  9,890,720     $ 5,902,862     $ 35,976,873     $ 22,507,477
                                                                    ============     ===========     ============     ============

Gross premium recognized on loan sales and securitizations ......   $    121,922     $   180,904     $    800,426     $    793,801
Net gain on derivative instruments ..............................         10,400           3,999           26,233            1,076
                                                                    ------------     -----------     ------------     ------------
                                                                         132,322         184,903          826,659          794,877
Net direct loan origination costs ...............................       (109,610)        (83,259)        (442,979)        (313,733)
Provision for premium recapture and reversal ....................         (1,447)         (6,007)         (28,138)         (28,140)
                                                                    ------------     -----------     ------------     ------------
                                                                          21,265          95,637          355,542          453,004
Provision for valuation and repurchase reserves .................          7,897           3,102          (10,012)         (15,653)
                                                                    ------------     -----------     ------------     ------------
  Net gain on sale ..............................................   $     29,162     $    98,739     $    345,530     $    437,351
                                                                    ============     ===========     ============     ============

Net gain on sale ................................................   $     29,162     $    98,739     $    345,530     $    437,351
Origination expenses allocated during the period of origination .        (27,914)        (35,642)        (136,450)        (181,008)
                                                                    ------------     -----------     ------------     ------------
  Net operating gain on sale ....................................   $      1,248     $    63,097     $    209,080     $    256,343
                                                                    ============     ===========     ============     ============


Gross premium recognized on loan sales and securitizations ......           1.23 %          3.06 %           2.22 %           3.53 %
Net gain on derivative instruments ..............................           0.10 %          0.07 %           0.07 %           0.00 %
                                                                    ------------     -----------     ------------     ------------
                                                                            1.33 %          3.13 %           2.29 %           3.53 %
Net direct loan origination costs ...............................          (1.11)%         (1.41)%          (1.23)%          (1.39)%
Provision for premium recapture and reversal ....................          (0.01)%         (0.10)%          (0.08)%          (0.13)%
                                                                    ------------     -----------     ------------     ------------
                                                                            0.21 %          1.62 %           0.98 %           2.01 %
Provision for valuation and repurchase reserves .................           0.08 %          0.06 %          (0.03)%          (0.07)%
                                                                    ------------     -----------     ------------     ------------
  Net gain on sale ..............................................           0.29 %          1.68 %           0.95 %           1.94 %
                                                                    ============     ===========     ============     ============


Net gain on sale ................................................           0.29 %          1.68 %           0.95 %           1.94 %
Origination expenses allocated during the period of origination .          (0.28)%         (0.61)%          (0.38)%          (0.80)%
                                                                    ------------      ----------     ------------     ------------
  Net operating gain on sale ....................................           0.01 %          1.07 %           0.57 %           1.14 %
                                                                    ============      ==========     ============     ============


o Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.

o Premium recapture and reversal is the reversal of premium on loans sold which prepay early per the terms of each sales contract; includes some interest adjustment.

o Provision for valuation and repurchase reserves represents adjustments to the valuation allowance for the Company's held for sale loans and adjustments to the Company's repurchase reserve for the effect of loans estimated to be repurchased.

o Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statements of income during the period incurred. There is no directly comparable GAAP financial measure to "Origination expenses allocated during the period of origination", the components of which are calculated in accordance with GAAP.

o Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statements of income as prepared in accordance with GAAP. The Company utilizes this additional information as part of its management of the total costs and efficiency of its loan origination platform. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. Because these expenses are estimates that are based on loans sold during the current period utilizing actual costs from prior periods, these costs may fluctuate from period to period reflecting changes in the volume of loans sold, originated and the actual indirect expenses incurred during the period of loan origination. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.


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